Exhibit 99.2

Unaudited Pro Forma Condensed Combined Financial Information

Introduction

Effective as of February 29, 2024 (“Closing Date”), BigBear.ai Holdings, Inc. (“BigBear.ai” or the “Company”) entered into an agreement and plan of mergers (the “Merger Agreement”) with Pangiam Merger Sub, Inc., a Delaware corporation and a direct wholly-owned subsidiary of the Company (“Merger Sub”), Pangiam Purchaser, LLC, a Delaware limited liability company and a direct wholly-owned subsidiary of the Company (“Pangiam Purchaser”), Pangiam Ultimate Holdings, LLC, a Delaware limited liability company (“Pangiam” the “Seller”), and Pangiam Intermediate Holdings, LLC, a Delaware limited liability company (“Pangiam Intermediate”), pursuant to which, among other matters, (i) Merger Sub merged with and into Pangiam Intermediate, with Merger Sub ceasing to exist and Pangiam Intermediate surviving as a wholly-owned subsidiary of the Company (the “First Merger”), and (ii) immediately following the First Merger, Pangiam Intermediate merged with and into Pangiam Purchaser, with Pangiam Intermediate ceasing to exist and Pangiam Purchaser continuing as a wholly-owned subsidiary of the Company (the “Second Merger”, together with the First Merger, the “Merger”). AE Industrial Partners, LP (“AEIP”) and certain of its affiliates beneficially own a majority of both BigBear.ai and the Seller, but management has determined that the Merger is not a common control transaction.

The unaudited pro forma condensed combined financial information, which is derived from BigBear.ai’s historical consolidated financial statements as included in the filing on Form 10-K, for the year ended December 31, 2023, which are incorporated by reference, and Pangiam’s historical consolidated financial statements as included within the 8-K is presented as follows:

•

The unaudited pro forma condensed combined balance sheet as of December 31, 2023, was prepared based on (i) consolidated balance sheet of BigBear.ai as of December 31, 2023, and (ii) consolidated balance sheet of Pangiam as of December 31, 2023.

•

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2023, was prepared based on (i) consolidated statement of operations of BigBear.ai for the year ended December 31, 2023, and (ii) consolidated statement of operations of Pangiam for the year ended December 31, 2023.

Unaudited pro forma condensed combined financial information were adjusted to give pro forma effect to events which are necessary to account for the Merger, in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The unaudited pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable under the circumstances.

The Merger was treated as a business combination under Accounting Standards Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”), with BigBear.ai as the accounting acquirer and Pangiam as the accounting acquiree for accounting purposes in accordance with ASC 805. Under this method of accounting, the total consideration was allocated to Pangiam assets acquired and liabilities assumed based upon their estimated fair values at the Merger closing date. The process of valuing the net assets of Pangiam at the Merger closing date, as well as evaluating accounting policies for conformity, is preliminary. Any differences between the fair value of the consideration transferred and the fair value of the assets acquired, and liabilities assumed was recorded as goodwill. Accordingly, the purchase price allocation reflected in this unaudited pro forma condensed combined financial information is preliminary and represents the best estimate of fair value and is subject to revision.

As a result of the foregoing, the unaudited pro forma condensed combined financial information is based on the preliminary information available and management’s preliminary valuation of the fair value of tangible and intangible assets acquired and liabilities assumed.

The unaudited pro forma condensed combined financial information and related notes are provided for illustrative purposes only and do not purport to represent what the combined company’s actual results of operations or financial position would have been had the Merger been completed on the dates indicated, nor are they necessarily indicative of the combined company’s future results of operations or financial position for any future period. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein.

The following unaudited pro forma condensed combined financial information gives effect to the Merger, which includes adjustments for the following:

•	Certain reclassification to conform Pangiam historical financial statement presentation to BigBear’s presentation;

•	Application of the acquisition method of accounting under the provisions of ASC 805 and to reflect consideration of $211.3 million; and

•	Non-recurring transaction costs in connection with the Merger.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of December 31, 2023

(USD in thousands)

	BigBear.ai Holdings, Inc. (Historical)	Pangiam Ultimate Holding, LLC (After Reclassifications) (Note 2)	Transaction Accounting Adjustments (Note 3)	Notes	Pro forma Combined for Transaction Accounting Adjustments
ASSETS
Current assets
Cash and cash equivalents	$32,557	$2,156	(1,416)	E	$33,297
Accounts receivable, net	21,949	7,825	—		29,774
Contract assets	4,822	—	—		4,822
Prepaid expenses and other current assets	4,449	416	—		4,865

Total Current assets	63,777	10,397	(1,416)		72,758
Non-current assets
Property and equipment, net	997	657	—		1,654
Goodwill	48,683	14,441	211,276	A	221,842
			4,357	B
			(56,000)	C
			(915)	D
Intangible assets, net	82,040	43,457	(4,357)	B	121,140
Right-of-use assets	4,041	5,807	—		9,848
Deferred tax assets	—	—	915	D	915
Other non-current assets	372	1,777	—		2,149

Total Assets	$199,910	$76,536	$153,860		$430,306

Liabilities and stockholders’ deficit
Current liabilities
Accounts payable	$11,038	$4,275	—		$15,313
Short term debt, including current portion of long-term debt	1,229	—	—		1,229
Accrued liabilities	16,233	15,649	(8,021)		23,861
Loan payable	—	65,699	(65,699)	F	—
Contract liabilities	879	—	—		879
Current portion of long-term lease liability	779	1,075	—		1,854
Derivative liabilities	37,862	—	—		37,862
Other current liabilities	602	1,246	3,500	A	5,348

Total Current liabilities	68,622	87,944	(70,220)		86,346
Non-Current liabilities

Unaudited Pro Forma Condensed Combined Balance Sheet

As of December 31, 2023

(USD in thousands)

	BigBear.ai Holdings, Inc. (Historical)	Pangiam Ultimate Holding, LLC (After Reclassifications) (Note 2)	Transaction Accounting Adjustments (Note 3)	Notes	Pro forma Combined for Transaction Accounting Adjustments
Long-term debt, net	194,273	—	—		194,273
Due to related party	—	10,955	(10,955)	F	—
Long-term lease liability	4,313	6,168	—		10,481
Deferred tax liabilities	37	144	—		181

Total Liabilities	267,245	105,211	(81,175)		291,281

Commitments and contingencies
Stockholders’ deficit
Common stock, par value $.0001	17	—	6	A	23
Additional paid-in capital	303,428	66,032	207,770	A	511,198
			(150,707)	C
			84,675	F
Treasury stocks, at cost	(57,350)	—	—		(57,350)
Accumulated deficit	(313,430)	(94,707)	94,707	C	(314,846)
			(1,416)	E

Total Stockholders’ deficit	(67,335)	(28,675)	235,035		139,025

Total liabilities and stockholders’ deficit	$199,910	$76,536	$153,860		$430,306

See accompanying notes to unaudited pro forma condensed combined financial information.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the year ended December 31, 2023

(USD in thousands, except share and per share data)

	BigBear.ai Holdings, Inc. (Historical)	Pangiam Ultimate Holding, LLC (After Reclassifications) (Note 2)	Transaction Accounting Adjustments (Note 3)	Notes	Pro Forma Combined for Transaction Accounting Adjustments
Revenue	$155,164	$40,649	—		$195,813
Cost of revenues	114,563	27,669	2,037	AA	144,269

Gross Margin	40,601	12,980	(2,037)		51,544
Operating expenses
Selling, general and administrative	71,057	19,471	103	AA	90,631
Research and development	5,035	9,820	—		14,855
Restructuring charges	822	—	—		822
Transaction expenses	2,721	3,784	1,416	CC	7,921

Operating loss	(39,034)	(20,095)	(3,556)		(62,685)
Interest expenses	14,200	6,451	(6,451)	DD	14,200
Net increase (decrease) in fair value of derivatives	7,424	—	—		7,424
Other (income) expenses	(393)	—	—		(393)

Loss before taxes	(60,265)	(26,546)	2,895		(83,916)
Income tax expense (benefit)	101	164	608	BB	873

Net loss	$(60,366)	$(26,710)	$2,287		$(84,789)

Weighted- average shares outstanding	149,234,917		61,838,072		211,072,989
Earnings (loss) per share			—
Basic and diluted	$(0.40)		—		$(0.40)

See accompanying notes to unaudited pro forma condensed combined financial information.

Note 1. Notes To Unaudited Pro Forma Condensed Combined Financial Information

Basis of Presentation

The unaudited pro forma condensed combined financial information and related notes are prepared in accordance with Article 11 of Regulation S-X, Pro Forma Financial Information.

Both BigBear.ai and Pangiam historical financial statements were prepared in accordance with US GAAP and presented in U.S. dollars.

The unaudited pro forma condensed combined financial information was prepared using the acquisition method of accounting in accordance with ASC 805, with BigBear.ai assumed as the accounting acquirer and based on the historical consolidated financial statements of BigBear.ai and Pangiam. Under ASC 805, assets acquired, and liabilities assumed in a business combination are recognized and measured at their assumed merger closing date fair value, while transaction costs associated with a business combination are expensed as incurred. The excess of merger consideration over the fair value of assets acquired and liabilities assumed, if any, is allocated to goodwill.

The unaudited pro forma condensed combined balance sheet is presented as if the Merger had occurred on December 31, 2023, and the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2023, give effect to the Merger as if it occurred on January 1, 2023.

The unaudited pro forma condensed combined financial information does not reflect any anticipated synergies or dis-synergies, operating efficiencies or cost savings that may result from the Transaction and integration costs that may be incurred. The pro forma adjustments represent BigBear.ai best estimates and are based upon currently available information and certain assumptions that BigBear.ai believes are reasonable under the circumstances. BigBear.ai is not aware of any material transactions between BigBear.ai and Pangiam during the period presented. Accordingly, adjustments to eliminate transactions between BigBear.ai and Pangiam have not been reflected in the unaudited pro forma condensed consolidated financial information.

Note 2. Reclassification Adjustments

During the preparation of this unaudited pro forma condensed combined financial information, management performed a preliminary analysis of Pangiam’s financial information to identify differences in accounting policies compared to those of BigBear.ai, and differences in financial statement presentation compared to the presentation of BigBear.ai. At the time of preparing the unaudited pro forma condensed combined financial information, other than the adjustments described herein, BigBear.ai is not aware of any other material differences.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of December 31, 2023,

(in thousands)

BigBear.ai Holdings, Inc. (Historical)	Pangiam Ultimate Holding, LLC (Historical)	Historical	Reclassification Adjustments	Notes		Pangiam Ultimate Holding, LLC (After Reclassification)
Assets
Current assets
Cash and cash equivalents		—	2,156	(a	)	2,156
	Cash	1,039	(1,039)	(a	)	—
	Restricted cash	1,117	(1,117)	(a	)	—
Accounts receivable, less allowance for credit losses	Accounts receivable, less allowance for credit losses	7,825				7,825
Contract assets		—				—
Prepaid expenses and other current assets		—	416	(b	)	416
	Income tax receivable	104	(104)	(b	)	—
	Other current assets	312	(312)	(b	)	—
Total Current assets		10,397	—			10,397
Non-current assets
Property and equipment, net	Property & equipment, net	657				657
Goodwill	Goodwill	14,441				14,441
Intangible assets, net		—	43,457	(c	)	43,457
	veriScan software, net	7,664	(7,664)	(c	)
	Customer relationships, net	32,491	(32,491)	(c	)
	Other intangible assets, net	3,302	(3,302)	(c	)
Right-of-use assets	Right-of-use assets, net	5,807				5,807
Deferred tax assets		—				—
Other non-current assets	Other non-current assets	1,777				1,777
Total Assets		76,536	—			76,536
Liabilities & stockholder’s deficit
Current liabilities
Accounts payable	Accounts payable	4,275				4,275
Short term debt, including current portion of long-term debt
Accrued liabilities		—	7,628	(d	)	7,628
	Accrued compensation	4,472	(4,472)	(d	)	—
	Other accrued expenses	3,156	(3,156)	(d	)	—
			8,021	(e	)	8,021
	Loan payable and accrued interest	73,720	(73,720)	(e	)	—
	Loan payable		65,699	(e	)	65,699
Contract liabilities		—				—
Current portion of long-term lease liability		—	1,075	(f	)	1,075
	Operating lease liabilities, current	1,075	(1,075)	(f	)	—
Derivative liabilities		—				—
Other current liabilities		—	1,246	(g	)	1,246
	Deferred revenue	1,246	(1,246)	(g	)	—
Total Current liabilities		87,944				87,944
Non-Current liabilities
Long-term debt, net		—				—
	Due to related party	10,955				10,955
Long-term lease liability		—	6,168	(h	)	6,168
	Operating lease liabilities, non-current	6,168	(6,168)	(h	)	—
Deferred tax liabilities	Deferred tax liability, net	144				144
Total Liabilities		105,211	—			105,211

Commitments and contingencies
Stockholder’s deficit:
Common stock, par value		—				—
Additional paid-in capital	Capital Contribution	66,032				66,032
Treasury stocks, at cost		—				—
Accumulated deficit	Accumulated Deficit	(94,728)	21	(i	)	(94,707)
	Accumulated comprehensive loss	21	(21)	(i	)	—
Total Stockholders’ deficit		(28,675)	—			(28,675)
Total liabilities and stockholder’s deficit		76,536				76,536

(a)	Reclassification of cash and restricted cash to cash and cash equivalents.
(b)	Reclassification of income tax receivable & other current assets to prepaid expenses and other current assets.
(c)	Reclassification of veriScan software, customer relationship and other intangible assets to intangible assets.
(d)	Reclassification of accrued compensation and other accrued expenses to accrued liabilities.
(e)	Reclassification of balance related to accrued interest included under the line item “Loan payable and accrued interest” to accrued liabilities.
(f)	Reclassification of operating lease liabilities, current to current portion of long-term lease liability.
(g)	Reclassification of deferred revenue to other current liabilities.
(h)	Reclassification of operating lease liabilities, non-current to long-term lease liability.
(i)	Reclassification of accumulated comprehensive loss to accumulated deficit.

Unaudited Pro Forma Condensed Combined Statements of Operations

For the year ended December 31, 2023,

(in thousands, except per share amounts)

BigBear.ai Holdings, Inc. (Historical)	Pangiam Ultimate Holding, LLC (Historical)	Historical	Reclassification Adjustments	Notes		Pangiam Ultimate Holding, LLC (After Reclassification)
Revenue	Revenue	40,649				40,649
Cost of revenues	Cost of revenue	27,669				27,669
Gross margin		12,980	—			12,980
Operating expenses:
Selling, general and administrative	Selling, general and administrative	17,056	2,415	(a	)	19,471
	Depreciation and amortization	2,415	(2,415)	(a	)	—
Research and development	Research and development	9,820				9,820
Restructuring charges		—				—
Transaction expenses	Transaction expenses	3,784	—			3,784
Goodwill impairment
Operating loss		(20,095)	—			(20,095)
Interest expenses	Interest expenses, net	6,451				6,451
Net increase (decrease) in fair value of derivatives		—				—
Other (income) expenses		—				—
Loss before taxes		(26,546)		—		(26,546)
Income tax expense (benefit)	Income tax (expense) benefit	164				164
Net loss		(26,710)		—		(26,710)

(a)	Reclassification of depreciation and amortization to selling, general and administrative.

Note 3. Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

A. The Merger will be accounted for using the acquisition method of accounting in accordance with ASC 805, which requires, among other things, that the assets acquired, and liabilities assumed be recognized at their Merger closing date fair values, with any excess of the consideration transferred over the estimated fair values of the identifiable net assets acquired, if any, recorded as goodwill. The accounting for the Merger is based on currently available information and is considered preliminary. The final accounting for the Merger may differ materially from that presented in this unaudited pro forma condensed combined financial information.

The estimated fair value of consideration transferred is based on the closing BigBear.ai common stock price per share as of February 29, 2024. The following table summarizes the computation of the consideration transferred to acquire Pangiam:

(In thousands, except share count and per share data)
Shares issued to Pangiam (1)	61,838,072
BigBear.ai common stock price (2)	$3.36

Equity portion of consideration	207,776
Add: Purchase price adjustment holdback amount (3)	3,500

Fair value of consideration transferred	$211,276

(1)	BigBear.ai shares issued for Pangiam’s common stock outstanding as defined in the Merger Agreement.
(2)	BigBear.ai common stock price per share as of Merger Closing date.
(3)

Represents the purchase price adjustment holdback amount for any potential differences between the estimated and final amount of cash balance, working capital and seller transaction costs (“Holdback Amount”). The Holdback Amount is presented as “other current liabilities” by BigBear.ai. The Holdback Amount will be settled in Parent shares and the number of share is calculated based on the volume weighted average price for the Parent Shares over the 20 trading days ending on the Merger closing date.

The preliminary allocation of the purchase price consideration is as follows:

(In thousands)	Fair value
Cash & cash equivalents	$2,156
Account receivable, net	7,825
Prepaid expenses and other current assets	416
Property & equipment, net	657
Intangibles assets, net	39,100
Right-of-use assets, net	5,807
Other non-current assets	1,777
Deferred tax assets, net	915

Total assets	58,653

Accounts payable	4,275
Accrued liabilities	7,628
Other current liabilities	1,246
Current portion of long-term lease liability	1,075
Long-term lease liability	6,168
Deferred tax liability, net	144

Net assets acquired	38,117
Goodwill	173,159

Fair value of consideration transferred	$211,276

The preliminary purchase accounting was based on a benchmarking analysis of similar transactions in the industry to identify value allocations of transaction considerations to assets acquired and liabilities assumed including intangible assets and step-up in the value of property and equipment. The pro forma adjustments reflecting the consummation of the Merger are based on certain currently available information and certain assumptions and methodologies that management believes are reasonable under the circumstances. The pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments, and it is possible the difference may be material. The Company believes that its assumptions and methodologies provide a reasonable basis for presenting all the significant effects of the Merger based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The final Merger consideration allocation may be materially different than that reflected in the preliminary estimated Merger consideration allocation presented herein. Any increase or decrease in fair values of the net assets as compared with the unaudited condensed combined consolidated pro forma financial information may change the amount of the total Merger consideration allocated to goodwill and other assets and liabilities and may impact the combined company statements of operations due to adjustments in the depreciation and amortization of the identifiable intangible assets.

B. Reflects the estimated fair value adjustment to the identifiable intangible assets acquired in the Merger. The fair value of intangible assets is subject to change.

The general categories of the acquired identified intangible assets are expected to be the following:

(In thousands)	Fair value
Technology and software	$19,600
Customer relationships	17,100
Dataset	2,400

Total identifiable intangible assets	$39,100

C. Reflects the adjustment for elimination of Pangiam historical equity and expected contribution from AEIP for the repayment of existing Pangiam debt as outlined in F.

D. Reflects estimated deferred taxes related to the purchase price allocation and income tax impact effect related to the pro forma adjustments of $0.9 million. Tax-related adjustments are based upon a statutory tax rate of 21%

E. Reflects one-time estimated nonrecurring transaction costs of $1.4 million expected to be incurred by BigBear.ai, after December 31, 2023, and prior to the closing of the transaction.

F. Reflects the repayment of existing debt and accrued paid in kind interest included of Pangiam for the year ended December 31, 2023. The loan payable of $73.7 million and amount due to related party of $10.9 million which was settled by AEIP, therefore is reflected as additional contribution by AEIP.

Note 4. Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

AA. Represents the pro forma adjustment to record amortization expense of $2.1 million, for the year ended December 31, 2023, respectively, based on the fair value of identified intangible assets less historical amortization expense for the periods associated with the historical intangible assets.

(In thousands except useful lives)	Useful Life (Average)	Fair Value	Amortization Expense for the Year December 31, 2023
Technology and software	6	19,600	3,267
Customer relationships	9	17,100	1,900
Dataset	5	2,400	480

Total identifiable intangible assets		39,100	5,647
Less: Historical amortization expense			3,507

Pro forma adjustment for incremental amortization expense			2,140

BB. Reflects estimated income tax impact effect related to the pre-tax pro forma adjustments to the statement of operations. The tax-related adjustments are based on an estimated tax rate of 21%.

CC. Reflects nonrecurring transaction-related expenses of $1.4 million that are estimated to be incurred by BigBear.ai, subsequent to the year ended December 31, 2023. These nonrecurring expenses are not anticipated to affect the unaudited pro forma condensed combined statement of operations beyond twelve months after the transaction date.

DD. Reflects the reversal of interest expenses on existing debt for the year ended December 31, 2023, which was settled as documented in F.

Note 5. Earnings Per Share

The following tables set forth the computation of pro forma basic and diluted earnings (loss) per share for the year ended December 31, 2023.

(In thousands, except share and per share data)	For the year ended December 31, 2023
Numerator:
Pro forma net loss attributable to common stockholders	(84,789)
Denominator:
Historical weighted average common shares outstanding- basic and diluted	149,234,917
Pro forma adjustment for shares issued	61,838,072
Weighted average common share outstanding—basic and diluted	211,072,989
Pro forma net income per share:
Basic and diluted	$(0.40)